                                                                    EXHIBIT 23.5

                   CONSENT OF ICE MILLER DONADIO & RYAN

  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement of Aztar Corporation (File No. 333-05213). In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                          ICE MILLER DONADIO & RYAN

                                          By:  /s/ William P. Diener
                                            -------------------------------
                                              William P. Diener

Dated: July 12, 1996